Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2002, relating to the consolidated financial statements included in Appendix C of the 2002 Definitive Proxy Statement of Union Planters Corporation, which report is also incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
September 30, 2002